UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2011

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to our report of Form 8-K filed with the SEC on May 20, 2011 regarding, amongst other matters, the entering into of a shareholders agreement on May 16, 2011 (the “Shareholders Agreement”) by one of the Company’s subsidiaries (“EGT”, “we”, “us” or “our”) with a Cambodian individual (the “Local Partner”) with respect to our participation in a joint venture company for development, ownership and operation of a casino located in the Pailin Province of Northwestern Cambodia near the Thailand border (the “Casino Project” or “Casino”).

Pursuant to the Shareholders Agreement, we had agreed with the Local Partner to jointly own a newly formed company, Dreamworld Leisure (Pailin) Limited (“DWP”), which would be the owner and operator of the Casino Project.  Under the Shareholders Agreement, the Local Partner had agreed to lease to DWP certain parcels of land upon which the Casino Project is to be developed for an annual fee of $1.00 and all profits of the Casino Project were to be split between us and the Local Partner on a 55:45 basis.  Subsequent to the date of the Shareholders Agreement, the Local Partner agreed with us to revises our cooperation structure for the Casino Project by terminating the Shareholders Agreement and entering into an Undertaking Agreement and a Lease Agreement with us, each dated July 13, 2011.  As more fully described below, under the Undertaking Agreement and the Lease Agreement (a) we will be the sole owner of DWP, (b) the Local Partner’s profit participation will be reduced from 45% to 20% and (c) we will lease the Casino Project lands from the Local Partner at market rates.

The Casino Project

The Local Partner is the owner of three parcels of land (which are respectively referred to as “Land A”, “Land B” and “Land C”), all of which are located in the Pailin province of Northwestern Cambodia near the Thailand border and amongst them, Land A and Land C are contiguous and situated in the prominent locations within that area. The existing status of the respective lands are as follow :

Land A — is an approximately 1,196 square meter parcel upon which the Local Partner is currently operating a supermarket and, subject to the relocation of the supermarket operations, the initial casino development will be constructed;

Land B —  is vacant at present and pursuant to the Undertaking Agreement, we shall, at our cost, build the Local Partner a new structure suitable for the Local Partner’s relocation of its supermarket business from Land A to Land B (we shall have no interest in Land B or the supermarket operations); and

Land C — consists of two contiguous parcels totaling approximately 23,160 square meters located adjacent to Land A and currently leased by the Local Partner to a third party tenant (the “Existing Third Party Lease”). The Existing Third Party Lease was entered into in 2006 and will expire in the second half of 2016.

DWP will apply for the relevant construction permits and its own gaming license for development and operation of the Casino. The Casino Project, which will include a full-fledged casino, which will be operated under our “Dreamworld” brand, with electronic gaming machines and table games such as baccarat, roulette and dice games, will initially be developed on Land A and, upon expiration or any earlier termination of the Existing Third Party Lease, and subject to the exercise by DWP, at its absolute discretion, of a first right to lease Land C (such option is more particularly described below), the Casino Project shall be expanded to Land C. The initial phase of the Casino Project will consist of Casino operations on Land A with an estimated 23 table games and 40 electronic gaming machine seats.  The initial phase is expected to open in the second quarter of 2012, subject to the timely issuance of the required gaming license and construction permits.  We will fund the development and construction of the Casino, as well as the necessary operating expenditures after the opening of the Casino, from our internal resources. In addition, we will provide, at our own costs, all necessary electronic gaming machines and gaming tables to the Casino. Capital expenditures for the initial phase of the Casino Project, which will include the development and construction of the facility, the gaming equipment and the relocation of the Local Partner’s supermarket operations to Land B, are projected to be approximately $2.0 million.   In essence, the overall size and budget of the Casino Project and the expected time of opening of the initial phase of the Casino remain unchanged from the parties’ agreements and expectations under the Shareholders Agreement.

Subject to the entering into of the lease of Land C at the option of DWP, the continued development of the Casino on Land C shall occur upon expiration or any early termination of the Existing Third Party Lease.  The continued development of the Casino on Land C is expected to include expanded casino operations and complementary facilities such as hotel rooms, a spa and other entertainment amenities and could expand the footprint of the project to over 16,000 square meters.

Terms of the Lease Agreement

The Lease Agreement is related to the lease of Land A (“Lease A”) by the Local Partner, as lessor, to DWP as lessee and the salient terms of which are as follow :

(i)                             the term of Lease A shall be twenty (20) years from the date of delivery of possession of Land A by the Local Partner to DWP (the “Lease Commencement Date”), subject to any renewal as may be agreed between the Local Partner and DWP;

(ii)                          the Local Partner shall deliver the possession of Land A and any existing building structure thereon to DWP as soon as reasonably practicable for the Local Partner to do so. Pursuant to the terms of the Undertaking Agreement, however, it is agreed that within 30 days after DWP has completed the construction of a new supermarket building on Land B, the Local Partner will relocate her supermarket to Land B and will deliver the possession of Land A to DWP;

(iii)                       throughout the term of Lease A, the monthly rental shall be $5,000.00 provided there shall be a 12-month rent free period starting from the Lease Commencement Date;

(iv)                      DWP shall have exclusive and quiet possession, use and enjoyment of Land A for development of the Casino Project thereon and DWP shall have full possession right and control over the building structure on Land A. DWP shall have the absolute right to dismantle and/or remove all or any portion of the building structure on Land A and/or to erect any new building structure thereon without the requirement of paying any compensation to lessor;

(v)                         DWP (or its nominees) shall have a first right to purchase Land A if lessor decides to sell or mortgage it to a third party during the term of Lease A. If DWP does not exercise such right and Land A is acquired by another third party purchaser, the incoming purchaser and its successors, shall continue to be bound by the terms of Lease A; and

(vi)       apart from the customary provisions on early termination by either party due to the material breach of the terms of the Lease A by the other party, DWP may also terminate Lease A by immediate written notice to lessor if: (a) the relevant government authorities fail to grant to DWP the licenses, consents, permits, authorizations or other approvals or any of them which are necessary in connection with the Casino Project (including, but not limited to, the relevant construction permits or approvals for constructing the Casino on Land A and/or the relevant gaming approvals or licenses for developing and operating the Casino on Land A) on or before March 31, 2012; or (b) if there is any “Force Majeure Event” occurs and the effect thereof last for more than six months from the date of occurrence of the relevant Force Majeure Event.

In both the Lease Agreement and the Undertaking Agreement, the term “Force Majeure Event” is defined as “any event that is not controllable by the parties, which may include, but not limited to, the temporary or permanent closure of the immigration check point at Phsar Prom District, Pailin Province, by either the Governments of Cambodia or Thailand, the imposition of any restrictions or prohibitions by the Government of Thailand for restricting or forbidding its citizens from traveling to Cambodia and/or gaming at the casinos in Cambodia, the imposition of any restrictions or prohibitions by the Government of Cambodia for restricting or forbidding gaming activities within Pailin Province, and any other acts of God or disasters such as, storm, flood, fire, earthquake, explosion, cyclone, tidal wave, landslide, adverse weather conditions, war whether declared or undeclared, revolution or act of public enemies, sabotage, riots, insurrections, civil commotion or epidemics”.

Terms of the Undertaking Agreement

Pursuant to the terms of the Undertaking Agreement, the Shareholders Agreement has been terminated by mutual consent of the Local Partner and us with immediate effect upon the date of the Undertaking Agreement. The other salient terms of the Undertaking Agreement include :

(i)            within three months prior to the expiration of (or, as the case may be, within three months after any earlier termination of) the Existing Third Party Lease, DWP shall have a first right to lease Land C. If DWP exercises this right, at its absolute discretion, the lease of Land C (“Lease C”) shall be for a term of 20 years from the date of delivery of the possession of Land C by the Local Partner to DWP and the monthly rental shall be $25,000.00 with no rent free period. All other terms of Lease C, including but not limited to, the first right of DWP to purchase Land C if it is offered for sale, shall be substantially the same as Lease A;

(ii)           if DWP exercises the first right to lease Land C by written notice to the Local Partner, both parties will be bound to enter into Lease C save and except if there is any occurrence of Force Majeure Event in the interim or otherwise the defaulting party shall be required to pay a monthly liquidated damages of $25,000.00 to the non-defaulting party up until the breach is rectified;

(iii)          the Local Partner undertook and agreed that she will not sell or offer to sell Land C to anyone until the earlier of the end date of the exercisable period of DWP’s first right to lease Land C or, if applicable, the date of execution of Lease C by DWP and the Local Partner;

(iv)          the Local Partner undertook and agreed that within 30 days after DWP has completed the construction of a new supermarket building on Land B, she will relocate her supermarket to Land B and will deliver the possession of Land A to DWP; and

(v)                                 in consideration of the undertakings and covenants by the Local Partner, we will (a) pay the Local Partner an one-off lump sum of $180,000; (b) construct, at our own costs, a building structure on Land B for the Local Partner to relocate her supermarket from Land A to Land B; and (c) share and give to the Local Partner 20% of the “Profit Before Depreciation” of the Casino on Land A, and if applicable, Land C, on a quarterly basis.

Under the terms of the Undertaking Agreement, “Profit Before Depreciation” means in respect of any given period, the positive balance of the total income of the Casino (and the other ancillary facilities, if any) on Land A (and if applicable, Land C) less (a) all payouts (including, but not limited to, any payout of jackpots of slot machines) to customers, (b) operating expenditures (“OPEX”); and (c) all taxes levied on the gaming operation and the non-gaming part of business of the Casino during that period; and “OPEX” means all operational expenditures (whether they are pre-Casino opening or post-opening expenditures) that relate to the daily operation of the Casino on the Land A (and if applicable, Land C), which include, but are not limited to, utilities charges, training costs and uniform costs for the floor staffs, salaries and other fringe benefits for the floor staffs, costs for repair and maintenance of the relevant building structure on the relevant land and the equipment and assets (including but not limited to electronic gaming machines and other gaming equipment), food and beverage costs, marketing and promotional expenditures, applicable insurance costs, the renewal fees of the Casino licenses and any other expenses that may be agreed by DWP and the Local Partner in writing from time to time to constitute “OPEX” provided that all rent, capital expenditures on assets and the depreciation and amortization of assets shall not be counted as part of the OPEX.

It is agreed that if the Local Partner sells Land A (or, as the case may be, Land C), whether to a third party or to DWP (or its nominees) before the relevant lease starts or within a period of 10 years from the commencement date of the relevant lease, her entitlement to share 20% of the Profit Before Depreciation of the Casino on the relevant land being sold will immediately cease and terminate from the date on which the relevant land is sold without any compensation. If, however, the Local Partner sells Land A (or, as the case may be, Land C) after the said 10 year period, DWP shall give to the Local Partner a lump sum payment of $60,000 in case Land A is being sold (or $290,000 in case Land C is being sold), and subject to such payment, the Local Partner’s entitlement to share profit of the Casino on the relevant land being sold will cease and terminate. Regardless of the sharing of the said 20% of the Profit Before Depreciation with the Local Partner, we shall have the sole management right and control over the business operation of the Casino.

The Undertaking Agreement may be terminated by the same causes of termination as contained in the Lease Agreement. In addition, the Undertaking Agreement shall be automatically terminated if the Local Partner ceases to own both Land A and Land C, or upon expiration or termination of both Lease A and, if applicable, Lease C, in accordance with the terms thereof. It is agreed that the considerations payable by DWP to the Local Partner under the Undertaking Agreement will not pass onto any third party purchaser who purchases Land A (or, as the case may be, Land C) assuming that DWP does not exercise the first right to purchase as mentioned above.

The foregoing is only a summary of the Undertaking Agreement and the Lease Agreement.  The full text is included as Exhibit 99.1 and 99.2 to this report.

Item 8.01 Other Events

On July 13, 2011, we issued a press release announcing, amongst other matters, that we entered into the Undertaking Agreement and the Lease Agreement described in Item 1.01 above.  A copy of the Undertaking Agreement, the Lease Agreement and press release are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this report.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993.  The forward-looking statements include statements regarding expectations for our involvement in the Casino Project, the timeline for pursuing and rolling-out the project, the estimated capital budget for the project and other activities expected to occur as a result of the transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, our inability to obtain the required gaming license or construction permits in a timely manner, risks related to any uncertainty surrounding the transaction, the risk that we experience cost overruns on the transaction and those other risks set forth in Entertainment Gaming Asia’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 30, 2011 and subsequently filed quarterly reports on Form 10-Q.  We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events.

Item 9.01 Exhibits.

(d)	Exhibits	Filing Method

The following exhibit is filed with this report:

Exhibit 99.1	Undertaking Agreement dated July 13, 2011 between the Registrant and Ms. Ban Sreymom, a Cambodian individual	Filed Electronically herewith
Exhibit 99.2	Lease Agreement dated July 13, 2011 between the Registrant and Ms. Ban Sreymom, a Cambodian individual	Filed Electronically herewith
Exhibit 99.3	Press release dated July 13, 2011 regarding entrance into Undertaking Agreement and Lease Agreement	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: July 13, 2011	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer